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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 17, 1997, with respect to the financial statements of Arbor National Commercial Mortgage LLC and subsidiary, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-56889) and related Prospectus of Arbor National Holdings, Inc. for the registration of 3,300,000 shares of its common stock.


/s/ Ernst & Young LLP
Ernst & Young LLP


New York, New York
July 27, 1998